Certain identified information has been excluded from the exhibit because it is both not material and the type that the Registrant treats as private or confidential.

Exhibit for CornerCap
to the
Advisors Managed Portfolios Fund Servicing Agreement

Name of Series
CornerCap Fundametrics Large-Cap ETF

Base Fee for Accounting, Administration, Transfer Agent & Account Services

The following reflects the greater of the basis point fee or annual minimum1 where CornerCap Investment Counsel, Inc. (the “Adviser”) acts as investment adviser to the fund(s) in the TAP Trust.

Annual Minimum per Fund            Basis Points on Trust AUM
Funds 1-5 $____            First $____ ____ bps
Funds 6-10 $____            Next $____ ____ bps
Funds 11+ $____            Next $____ ____ bps
Balance ____ bps
1 Each fund, regardless of asset size, will have fees allocated to it equal to the per fund minimum. Should the complex level basis point fee calculation exceed the complex level minimum fee level calculation, the fees in excess of the minimum will be allocated to each fund based on the percent on AUM.

Once a Fund is operational, should this service agreement with U.S. Bank be terminated prior to the end of the initial two year period, Adviser will be responsible for the balance of the minimum fees for the remainder of the service agreement’s 12-month period beginning with the Fund’s launch or any anniversary of launch. To avoid doubt, if Adviser launched a Fund on March 1, 2020 and terminated the relationship on June 30, 2021, Adviser would owe U.S. Bank up to ____% of $____ ($____ admin/acct/ta + $____ Custody).

Additional services not included above shall be mutually agreed upon at the time of the service being added. In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new liquidity risk management and reporting requirements).

Fees are calculated pro rata and billed monthly

Certain identified information has been excluded from the exhibit because it is both not material and the type that the Registrant treats as private or confidential.
Accounting, Administration, Transfer Agent & Account Services (in addition to the Base Fee)

Pricing Services
For daily pricing of each securities (estimated ____ pricing days annually)
$____ – Domestic Equities, Options, ADRs, Foreign Equities, Futures, Forwards, Currency Rates, Mutual Funds, ETFs, Total Return Swaps
$____ – Domestic Corporates, Domestic Convertibles, Domestic Governments, Domestic Agencies, Mortgage Backed, Municipal Bonds
$____ – CMOs, Money Market Instruments, Foreign Corporates, Foreign Convertibles, Foreign Governments, Foreign Agencies, Asset Backed, High Yield
$____ – Interest Rate Swaps, Foreign Currency Swaps
$____ – Bank Loans
$____ – Swaptions, Intraday money market funds pricing, up to 3 times per day
$____ – Credit Default Swaps
$____ per Month Manual Security Pricing (>____ per day)

NOTE: Prices are based on using U.S. Bank primary pricing service which may vary by security type and are subject to change. Use of alternative and/or additional sources may result in additional fees. Pricing vendors may designate certain securities as hard to value or as a non-standard security type, such as CLOs and CDOs, which may result in additional fees. All schedules subject to change depending upon the use of unique security type requiring special pricing or accounting arrangements.

Corporate Action Services
Fee for IDC data used to monitor corporate actions
$____ per Foreign Equity Security per Month
$____ per Domestic Equity Security per Month
$____ per CMOs, Asset Backed, Mortgage Backed Security per Month

Trust Chief Compliance Officer Annual Fee
$____ for the first fund
$____ for each additional fund 2-5
$____ for each fund over 5 funds
$____ per sub-adviser per fund
Per adviser relationship, and subject to change based upon board review and approval.

Third Party Administrative Data Charges (descriptive data for analytics, reporting and compliance)
$____ per security per month for fund administrative

SEC Modernization Requirements
Form N-PORT – $____ per year, per Fund
Form N-CEN – $____ per year, per Fund

Section 15(c) Reporting
$____ per fund per standard reporting package*
*Standard reporting packages for annual 15(c) meeting

Certain identified information has been excluded from the exhibit because it is both not material and the type that the Registrant treats as private or confidential.

-    Expense reporting package: 2 peer comparison reports (adviser fee) and (net expense ratio w classes on one report) OR Full 15(c) report
-    Performance reporting package: Peer Comparison Report
Additional 15c reporting is subject to additional charges
Standard data source – Morningstar; additional charges will apply for other data services

Miscellaneous Expenses
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred: SWIFT processing, customized reporting, third-party data provider costs (including GICS, MSCI, Lipper, etc.), postage, stationary, programming, special reports, proxies, insurance, EDGAR/XBRL filing, retention of records, federal and state regulatory filing fees, expenses related to and including travel to and from Board of Trustee meetings, third party auditing and legal expenses, wash sales reporting (GainsKeeper), tax e-filing, PFIC monitoring, conversion expenses (if necessary), and travel related costs.

Additional services not included above shall be mutually agreed upon at the time of the service being added. In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new liquidity risk management and reporting requirements).

Fees are calculated pro rata and billed monthly

Certain identified information has been excluded from the exhibit because it is both not material and the type that the Registrant treats as private or confidential.
OPTIONAL Supplemental Services for Fund Accounting, Fund Administration & Portfolio Compliance (provided by U.S. Bank upon client request)

Daily Compliance Services
Base fee – $____ per fund per year
Setup – $____ per fund group

Section 18 Daily Compliance Testing (for derivatives and leverage)
$____ set up fee per fund complex
$____ per fund per month

C- Corp Administrative Services
1940 Act C-Corp – U.S. Bank Fee Schedule plus $____
1933 Act C-Corp – U.S. Bank Fee Schedule plus $____

Controlled Foreign Corporation (CFC)
U.S. Bank Fee Schedule plus $____

Core Tax Services
M-1 book-to-tax adjustments at fiscal and excise year-end, prepare tax footnotes in conjunction with fiscal year-end audit, Prepare Form 1120-RIC federal income tax return and relevant schedules, Prepare Form 8613 and relevant schedules, Prepare Form 1099-MISC Forms, Prepare Annual TDF FBAR (Foreign Bank Account Reporting) filing, Prepare state returns (Limited to two) and Capital Gain Dividend Estimates (Limited to two).

Optional Tax Services:
Prepare book-to-tax adjustments & Form 5471 for Controlled Foreign Corporations (CFCs) – $____ per year
Additional Capital Gain Dividend Estimates – (First two included in core services) – $____ per additional estimate
State tax returns - (First two included in core services) – $____ per additional return

Tax Reporting – C-Corporations
Federal Tax Returns
Prepare corporate Book to tax calculation, average cost analysis and cost basis role forwards, and federal income tax returns for investment fund (Federal returns & 1099 Breakout Analysis) – $____
Prepare Federal and State extensions (If Applicable) – Included in the return fees
Prepare provision estimates – $____ Per estimate

State Tax Returns
Prepare state income tax returns for funds and blocker entities – $____ per state return
−Sign state income tax returns – $____ per state return
Assist in filing state income tax returns – Included with preparation of returns
State tax notice consultative support and resolution – $____ per fund

Miscellaneous Expenses
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred: Portfolio Composition File (PCF) management services, SWIFT processing, customized reporting, third-party data provider costs (including GICS, MSCI,

Lipper, etc.), postage, stationary, programming, special reports, proxies, insurance, EDGAR/XBRL filing, retention of records, federal and state regulatory filing fees, expenses related to and including travel to and from Board of Trustee meetings, third party auditing and legal expenses, wash sales reporting (GainsKeeper), tax e-filing, PFIC monitoring, conversion expenses (if necessary), and travel related costs.

Fees are calculated pro rata and billed monthly

Certain identified information has been excluded from the exhibit because it is both not material and the type that the Registrant treats as private or confidential.

Fund Start-up & Registration Services Project Fee Schedule
Regulatory Administration Service Proposal – In Support of external legal counsel
(subject to services provided; if applicable)
$____ per project – one fund
$____ per project – two funds
$____ per project – three funds
$____ per project – four funds
Negotiated Fee – five funds and above

Additional fee of $____ per sub-adviser for 2 or more sub-advisers

Note: External legal costs are included in the above fee, unless otherwise stated, for the first fund(s) launched by adviser. Additional reviews by Trust counsel for extraordinary circumstances are billed at cost.

Additional Regulatory Administration Services
Subsequent new fund launch - $____ per fund or as negotiated
Drafting SEC exemptive order application for require relief – negotiated fee

Ongoing Annual Regulatory Administration Services
Add the following for regulatory administration services in support of external legal counsel, including annual registration statement update and drafting of supplements
$____ for first three funds in same statutory prospectus
Fees negotiated for funds 4+

All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred:
Postage, if necessary
Federal and state regulatory filing fees
Expenses from Board of Trustee meetings
Third party auditing
EDGAR/XBRL filing
All other miscellaneous expenses

Fund startup and registration services project fee is paid for by the advisor and not the Fund(s). This fee is not able to be recouped by the advisor under the expense waiver limitation or similar agreement. Fund startup and registration fees are billed 50% following the selection of U.S. Bank and ____% ____ days after the preliminary registration statement is filed with the SEC filings.

Adviser’s signature as acknowledgement of the fee schedule above is not needed. CornerCap Investment Counsel, Inc. signed the fee schedule on August 11, 2020.